Exhibit 99.2

February 24, 2016 Fourth Quarter 2015 Supplemental Information

This presentation, other written or oral communications and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial business; our ability to grow our residential mortgage credit business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures. Please see the section entitled “Non-GAAP Reconciliations” in the attached Appendix for a reconciliation to the most directly comparable GAAP financial measures. Safe Harbor Notice 1

Note: The endnotes for this page appear in the section entitled “Endnotes for Page 2” in the Appendix. Core earnings, normalized core earnings, annualized core return on average equity, annualized normalized core return on average equity, normalized average yield on interest earning assets, normalized net interest spread and normalized net interest margin represent non-GAAP measures. This presentation also includes additional non-GAAP measures, including normalized interest income, economic interest expense, economic net interest income and normalized economic net interest income. See the section entitled “Non-GAAP Reconciliations” in the Appendix for reconciliation of non-GAAP financial measures. 4Q 2015 Financial Overview GAAP net income of $669.7 million, or $0.69 per average common share, resulting in an annualized GAAP return on average equity of 22.15% Core earnings (1) of $329.2 million, or $0.33 per average common share, generating an annualized core return on average equity of 10.89% Normalized(2)core earnings of $311.1 million, or $0.31 per average common share, generating an annualized normalized core return on average equity of 10.30% Declared a $0.30 dividend per common share Common stock book value per share of $11.73 End of period total debt to equity of 5.1x(3); economic leverage ratio of 6.0x(4) End of period capital ratio of 13.3%(5) Weighted average days to maturity on repurchase agreements of 151 days Average yield on interest earning assets(6)of 3.15% and net interest spread of 1.47% during the quarter; net interest margin(7) of 1.80% Normalized average yield on interest earning assets of 3.05% and normalized net interest spread of 1.37% during the quarter; normalized net interest margin of 1.71% End of period Residential Investment Securities(8)of $67.2 billion Total credit portfolio(9) represents 23% of stockholders’ equity  Income Statement Balance Sheet Portfolio Unaudited 2

Annaly's Strategic Evolution

The Annaly team has a long history of investing in the various credit asset classes that are now owned directly on balance sheet



Annaly Capital Management (NLY) $107mm IPO
Chimera Investment Corporation (CIM) $511mm IPO
Formed FINRA Registered, Self-Clearing Broker Dealer-RCap Securities, Inc.
Middle Market Lending platform established
NLY Closes CXS Acquisition
NLY Announces Additions to Agency Team and Corporate Infrastructure
NLY Separates from CIM and Enters into Non-Agency RMBS
1997
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
Resi Credit platform established
Commercial Real Estate platform established
CreXus Investment Corp. (CXS) $200mm IPO
NLY Announces Additions to Agency, Commercial, and Middle Market Teams
NLY Expands Leadership Team and Operating Committee

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(1)Includes loans held for sale. (2)As of February 19, 2016. Strategy Overview Portfolio Positioning Market Opportunities Liability and Interest Rate Management Unaudited Investment activity during the fourth quarter of 2015 included growth in our credit businesses of $705 million (1) Total share repurchases under the current program of $217 million (2), of which$114 million settled as of December 31, 2015. Low leverage investment approach continued to be prudent, given further agency MBS spread widening and higher funding costs following the Federal Reserve’s hike in interest rates. Despite slightly higher financing costs, our availability of financing is among the strongest in the mortgage REIT sector 23% of stockholders’ equity invested in commercial and residential credit assets at the end of Q4 (1) Expected levered return on equity of 10% to 12% on purchase of Agency MBS in current market environment Specified pools have performed strongly given lower rate environment and investors seeking prepayment protection, while dollar rolls have continued to soften. TBA dollar rolls nonetheless remain attractive given higher repo spreads to finance specified pools, while volatility in specified pool collateral has given rise to relative value trading opportunities The recent widening of residential credit asset spreads appears to be driven more by market technical than a deterioration in underlying housing market fundamentals. Expected levered return on equity of 11% to 13% in new residential credit investments Volatility in CMBS markets is creating some attractive opportunities in commercial real estate credit. Expected levered return on equity of 9% to 10% in new commercial debt investments Maintain current relatively conservative portfolio leverage in anticipation of taking advantage of future market opportunities that may arise Focus on longer term and product-specific funding arrangements to manage short term interest rate uncertainty and overall firm liquidity Selectively utilize derivatives to hedge against higher interest rates and spikes in volatility 4

Enhanced Financial Disclosure Annaly continues to improve and expand upon existing financial disclosure Capital Allocation Financing Detailed breakdown of capital allocation by investment type 20 product categories among our four main businesses Financing and leverage profile by investment type Summary funding table including rate and weighted average maturity by financing type Balances and weighted average maturity of FHLB funding Credit Businesses Enhanced disclosure to include detail on the sector composition of the residential credit portfolio New detail around the geographic concentration of the commercial real estate (debt and equity) portfolios Initiation of summary detail regarding the Middle Market Lending portfolio including industry breakdown 5

Annaly Sum-of-the-Parts Capital Diversification

Balancing the liquidity of the Agency strategies with the durability of multiple credit strategies

	Agency	Commercial Real Estate	Residential Credit	Middle Market Lending
Dedicated Capital	$9.0bn	$1.8bn	$0.6bn	$0.5bn
% of Total Capital	77%	14%[1]	5%	4%
Financing	$70.5bn[2]	$0.9bn[3]	$0.8bn	--
Benefits & Considerations	▪ Very scalable ▪ Vast, liquid market ▪ FHLB as supplemental funding ▪ Repo constraints ▪ Financing capacity with RCap	▪ Stable EPS & BV profile ▪ Better market valuation ▪ Long lead time	▪ Low correlation profile to Agency book ▪ Helps better manage interest rate cycles ▪ Positive housing fundamentals	▪ Unique economic view ▪ Stable profile ▪ Idiosyncratic risk ▪ High carry, floating rate assets

(1) Includes loans held for sale.
(2) Includes financing of TBAs.
(3) Excludes securitized debt.

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(1) Eurodollar Future implied hiking path over the next 12 months, based on Morgan Stanley Market Implied Pace of Hikes (MSP0KEIndex) Source: Morgan Stanley, Bloomberg Agency MBS: Interest Rate Market Performance Interest rates rose and yield curve flattened in Q4 as the Federal Reserve hiked rates for the first time in nearly 10 years Higher yield levels have reversed in 2016 YTD amid broad underperformance of risk assets US economy has proven resilient in light of global downturn, yet economic outlook depends on consumer as the manufacturing sector slows Central banks appear to be fighting low growth and inflation with declining effectiveness Macroeconomic picture and low global interest rates leave little room for US rates to rise in the short-term December 2015 Fed projections targeted four hikes for 2016, while market now prices less than one Monetary policy divergence between US and rest of globe unlikely to let Fed achieve its target Rates Rose in Q4 2015 as Fed Hikes, Reverse Sharply in January 0.00 0.50 1.00 1.50 2.00 2.50 3.00 3.50 0 5 10 15 20 25 30 Percent 9/30/2015 12/31/2015 2/2/2016 0.00 0.50 1.00 1.50 2.00 2.50 3.00 09/01/15 10/16/15 11/30/15 01/14/16 Implied # of Hikes Sept '15 FOMC meeting Dec '15 FOMC meeting BoJ negative rate decision Market Now Prices Less than 1 Fed Hike (1) 7

Source: JP Morgan, Credit Suisse, Annaly calculations (1) MBS relative performance vs. swaps reflects cumulative price performance of an MBS position hedged with a combination of2-yr, 5-yr and 10-yr interest rate swaps to a one year duration gap on September 30, 2015. Calculations are based on Credit Suisse’s model MBS partial duration profile. Cumulative performance does not include net coupon earnings and assumes no rebalancing of swap hedges. Agency MBS: Market Backdrop MBS spreads widened slightly in Q4, after seeing sizeable widening in 2015 MBS hedged performance slightly negative in Q4 and roughly unchanged in 2016 YTD Dollar roll specialness and MBS funding conditions deteriorated during the quarter as rate hike impacted funding markets Dollar rolls continue to exhibit financing advantage over specified pool collateral, much of which traded at levels below fair value given financing conditions Positive view on agency MBS given attractive valuations, strong carry, anticipated longer Fed reinvestment cycle, strong liquidity relative to other fixed income markets, and positive seasonal dynamics Financing constraints have somewhat dissipated following year-end Risk of increased prepayments and associated hedging primary concern for MBS investors at current rate levels Libor Option Adjusted Spreads Widened Up to 40 bps in 2015 -0.75 -0.50 -0.25 0.00 0.25 0.50 1.8 1.9 2.0 2.1 2.2 2.3 9/30/15 10/31/15 11/30/15 12/31/15 Percent Percent 10yr Swap Yield (lhs) FNCI 3.0 FNCL 3.5 FNCL 4.0 MBS Underperformed Hedges Slightly in Q4 2015(1) 28 39 32 29 33 0 5 10 15 20 25 30 35 40 45 bps 8

15 & 20Yr: 28% 30yr+: 72% Pass Through Coupon Type Agency MBS: Portfolio Data as of December 31, 2015. Note: Percentages based on fair market value. (1) 15yr and 20yr Fixed %’s are inclusive of TBA contracts. (2) “High Quality” protection is defined as pools backed by original loan balances of up to $150K, higher LTV pools (CR/CQ), geographic concentrations (NY/PR). “Other Specified Pools” includes 175K loan balance, high LTV pools, FICO < 700. The market value of Agency portfolio stood at approximately $80bn at end of 4Q’15, inclusive of the TBA position Approximately 85% of the portfolio is positioned in high quality securities with prepayment protection MBS spread widening has led to more attractive valuations, but respectful of elevated volatility and risks in the market Strategy has focused on continued rotation into bonds with durable and stable cash flows Asset Type(1) Call Protection(2) Total Equity: $9.0bn Agency MBS: Portfolio Asset Type (1) GSE Debt 0 CMOs 1% io/iio 2% MBS ARM 4% 8% 18% 67% .=4.00% 4% 3.50% 5% ,=3.00% 19% .=4.5% 9% 4.00% 27% 3.50% 30% Call Protection (2) Generic 16% High Quality Specified 36% Other Specified Pools 25% Seasoned (30+ WALA) 23% 9

Market Performance Residential Credit: Market Backdrop Technical spread widening has outweighed positive fundamentals in mortgage credit (1) 2016 Morgan Stanley research. Home Price Appreciation data from Corelogic. Fundamental Performance All securitized credit experienced elevated spread volatility in Q4 2015 –similar themes persist thus far in 2016; oil and the global growth outlook have weighed on market sentiment Legacy RMBS generally outperformed other credit products in 2015 and year-to-date 2016 GSE Credit Risk Transfer securities (CRT) have traded directionally with corporate credit Spreads ended 2015 at levels generally unchanged from the beginning of the year Year-to-date, spreads have widened by 30bps for BBB-rated bonds and approximately 100bps for second-loss bonds In addition to overall higher risk premiums, supply outlook has contributed to spread widening Senior tranches of NPL/RPL transactions have been relatively insulated from spread widening (approximately 10bps wider year-to-date) “AAA” RMBS 2.0 has marginally widened into the rate rally with seniors trading mid-3 points back to respective TBA Housing fundamentals remain favorable and consumer balance sheets remain healthy Inventory remains at empirically low levels Household formation has been consistent Mortgage affordability remains in line with recent averages Delinquencies at lowest levels since 2007 Mortgage underwriting remains “tight” Households have significantly de-levered post crisis Housing Monitor(1) YoY Change Home Price Appreciation 6.3% Existing Home Sales 7.7% Existing Home Sale Inventory (Months Supply) 3.9% New Home Sales 9.9% New Home Sale Inventory (Months Supply) 5.2% Housing Starts 6.3% Construction Spending 8.2% 10

Residential Credit: Portfolio Data as of December 31, 2015. Note: Percentages based on fair market value. Throughout 2015, the portfolio grew to approximately $1.4 billion, comprised of the following sectors: Credit Risk Transfer (CRT): floating rate assets originated by the GSEs in a high quality underwriting environment Jumbo “AAA” Securities: cheap supplement to the Agency portfolio; advantageous FHLB financing NPL/RPL Securities: conservatively structured, short duration assets with extension protection Legacy: high carrying assets; sector has negative net issuance and positive fundamentals Sector Type Coupon Type Effective Duration Total Dedicated Equity: $0.6bn Subprime 8% Jumbo 2.0 14% CRT 34% NPL 23% Alt A 9% RPL 3% Jumbo 2.0 IO 1% ARM 4% IO 1% Floating 43% Fixed 52% >5yrs 8% 4 -5yrs 17% 3 - 4yrs 4% 2 – 3yrs 9% < 2yrs 62% 11

Commercial Real Estate: Portfolio Data as of December 31, 2015. Note: Percentages based on economic interest (1) Includes loans held for sale. Economic interest of $1.5 billion excluding loans held for sale at December 31, 2015. (2) Other includes 38 states, none of which represent more than 5% of total portfolio value. Providing capital for acquisitions and refinancings at higher leverage points in the capital structure on real estate with growth potential Focus on top tier sponsors, operating in good markets with rational business plans, and loan structures that mitigate risk Maximize returns through conservative financing strategies utilizing syndication relationships, credit facilities and the securitization market $1.9 billion Asset Type Sector Type Geographic Concentration(2) Total Dedicated Equity(1): $1.8bn Preferred Equity 7% AAA CMBS 3% B-Piece CMBS 18% Equity 14% First Mortgages 25% Mezzanine 33% Industrial 4% Hotel 6% Retail 16% Office 37% Other 6% Multifamily 31% Other 43% TX 8% FL 5% CA 33% NY 11% 12

Middle Market Lending: Portfolio Lien Position Industry Sponsor Concentration Flexible capital provider to established control equity partners Well-tenured relationships with private equity community fosters recurring deal flow Credit first approach requiring first level due diligence in targeted industries enables optimized relative risk / return decisions Active credit monitoring and portfolio management Total Dedicated Equity: $0.5bn Data as of December 31, 2015. Note: Percentages based on principal outstanding. Lien Position Second Lien 43% First Lien 57% Industry1% 3% 4% 5% 5% 6% 9% 15% 15% 22% Healthcare Security Agricultural & Protein Processing Mining & Minerals Education Services Packaging Cybersecurity Business Services Food & Beverage Consumer Products Pharmaceutical Manufacturing 1% 2% 3% 3% 4% 4% 4% 5% 6% 9% 9% 12% 15% 23% 13

Last Five Quarters Financial Performance Unaudited Normalized Core Earnings Per Average Common Share $0.10 $0.20 $0.30 $0.40 $0.50 4Q14 1Q15 2Q15 3Q15 4Q15 $0.33 $0.34 $0.33 $0.30 $0.31 Annualized Normalized Core Return on Equity  6.50% 8.50% 10.50% 12.50% 14.50% 4Q14 1Q15 2Q15 3Q15 4Q15 10.00% 10.34% 10.31% 9.67% 10.30% Normalized Average Yield on Interest Earning Assets 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 4Q14 1Q15 2Q15 3Q15 4Q15 3.19% 2.96% 2.90% 2.94% 2.94% 3.05% Capital Ratio 12.0% 13.0% 14.0% 15.0% 16.0% 17.0% 4Q14 1Q15 2Q15 3Q15 4Q15 15.1% 14.1% 14.2% 13.7% 13.3% 14

Summary Balance Sheet and Applicable Information

Unaudited, numbers in thousands except per share amounts

	For the quarters ended		
	December 31, 2015	September 30, 2015	December 31, 2014
Residential Investment Securities	$67,233,494	$67,040,519	$82,933,606
Commercial real estate investments[1]	5,075,191	4,976,251	1,728,197
Corporate debt, held for investment	488,508	424,974	166,464
Total Residential Investment Securities and commercial investment portfolio[2]	$72,797,193	$72,441,744	$84,828,267
Total assets	$75,190,893	$75,338,687	$88,355,367
Average TBA position	$14,366,749	$14,210,373	-
Repurchase agreements	$56,230,860	$56,449,364	$71,361,926
Other secured financing	1,845,048	359,970	-
Convertible Senior Notes	-	-	845,295
Securitized debt of consolidated VIEs	2,540,711	2,553,398	260,700
Participation sold	13,286	13,389	13,693
Mortgages payable	334,707	166,697	146,553
Total debt	$60,964,612	$59,542,818	$72,628,167
Total liabilities	$63,284,971	$63,054,354	$75,021,586
Cumulative redeemable preferred stock	$913,059	$913,059	$913,059
Common equity[3]	10,982,915	11,365,769	12,415,432
Total stockholders' equity	$11,895,974	$12,278,828	$13,328,491
Non-controlling interest	9,948	5,505	5,290
Total equity	$11,905,922	$12,284,333	$13,333,781
Total debt to total equity	5.1x	4.8x	5.4x
Economic leverage ratio	6.0x	5.8x	5.4x
Capital ratio	13.3%	13.7%	15.1%
Common stock book value per share	$11.73	$11.99	$13.10
Total common shares outstanding	935,930	947,826	947,643

(1) Includes loans held for sale, commercial real estate debt and preferred equity and investments in commercial real estate.
(2) Commercial investment portfolio consists of commercial real estate investments and corporate debt.
(3) Consists of common stock, additional paid-in capital, accumulated other comprehensive income (loss) and accumulated deficit.

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Summary of Select GAAP and Non-GAAP Information

Unaudited, dollars in thousands except per share amounts

	For the quarters ended		
	December 31, 2015	September 30, 2015	December 31, 2014
Total interest income	$576,580	$450,726	$648,088
Total economic interest expense(1)	254,074	248,041	309,420
Economic net interest income(1)	$322,506	$202,685	$338,668
GAAP net income (loss)	$669,666	($627,491)	($658,272)
GAAP net income (loss) available (related) to common shareholders	652,047	(645,286)	(676,068)
GAAP earnings per common share	$0.69	($0.68)	($0.71)
Core earnings (loss)	$329,205	$217,601	$298,946
Core earnings (loss) available (related) to common shareholders	311,213	199,609	280,954
Core earnings per common share	$0.33	$0.21	$0.30
Normalized core earnings (loss)	$311,133	$300,737	$330,641
Normalized core earnings (loss) available (related) to common shareholders	293,141	282,745	312,649
Normalized core earnings per common share	$0.31	$0.30	$0.33
Dividends declared per common share	$0.30	$0.30	$0.30
Annualized GAAP return on average equity	22.15%	(20.18%)	(19.91%)
Annualized core return on average equity	10.89%	7.00%	9.05%
Annualized core return on average equity per unit of economic leverage	1.82%	1.21%	1.66%
Annualized normalized core return on average equity	10.30%	9.67%	10.00%
Annualized normalized core return on average equity per unit of economic leverage	1.72%	1.67%	1.84%
Net interest margin	1.80%	1.27%	1.59%
Normalized net interest margin	1.71%	1.65%	1.74%
Average yield on interest earning assets	3.15%	2.48%	3.04%
Normalized yield on interest earning assets	3.05%	2.94%	3.19%
Average cost of interest bearing liabilities	1.68%	1.65%	1.69%
Net interest spread	1.47%	0.83%	1.35%
Normalized net interest spread	1.37%	1.29%	1.50%
Weighted average experienced CPR, for the period	9.7%	11.5%	8.4%
Weighted average projected long-term CPR, as of period end	8.8%	9.2%	8.7%
Book value per common share rollforward:			
Book value per common share, beginning of period	$11.99	$12.32	$12.87
Net income (loss) attributable to common stockholders	$0.69	($0.68)	($0.71)
Other comprehensive income (loss) attributable to common stockholders	($0.68)	$0.65	$1.24
Buyback of common stock	$0.03	$0.00	$0.00
Common dividends declared	($0.30)	($0.30)	($0.30)
Book value per common share, end of period	$11.73	$11.99	$13.10

(1) Includes interest expense on interest rate swaps used to hedge cost of funds. Excludes interest expense on interest rate swaps used to hedge TBA dollar roll.

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Unaudited, dollars in thousands Components of Economic Net Interest Income (1)Included within realized losses on interest rate swaps. Excludes interest expense on interest rate swaps used to hedge TBA dollar roll. For the quarters ended December 31, September 30, December 31, 2015 2015 2014 Interest income: Residential Investment Securities $515,195 $399,702 $606,746 Commercial investment portfolio 60,835 50,204 40,913 Reverse repurchase agreements 550 820 429 Total interest income $576,580 $450,726 $648,088 Economic interest expense: Repurchase agreements $112,529 $103,823 $107,540 Interest expense on swaps used to hedge cost of funds(1) 135,267 137,744 174,908 Convertible Senior Notes - - 25,701 Securitized debt of consolidated VIEs 5,597 6,111 1,106 Participation sold 160 161 165 Other 521 202 - Total economic interest expense $254,074 $248,041 $309,420 Economic net interest income $322,506 $202,685 $338,668 Premium amortization adjustment (18,072) 83,136 31,695 Normalized economic net interest income $304,434 $285,821 $370,363 17

Unaudited Change in Normalized Net Interest Margin Change from 3Q15 to 4Q15 Note: Graph shows relative changes in contribution from 3Q15 to 4Q15. For example, coupon on average interest earning assets increased normalized net interest margin by 0.12% more in 4Q15 versus 3Q15. (1)Represents economic interest expense and interest expense on swaps used to hedge dollar roll transactions. 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 3Q15 Normalized net interest margin Coupon on average interest-earnings assets Economic interest expense and other swaps expense (1) TBA dollar roll income Net normalized amortization of premiums 4Q15 Normalized net interest margin 1.65% 0.12% (0.02%) (0.02%) (0.02%) 1.71% 18

Unaudited Change in Normalized Net Interest Spread Change from 3Q15 to 4Q15 Note: Graph shows relative changes in contribution from 3Q15 to 4Q15. For example, coupon on average interest-earning assets increased normalized net interest spread by 0.14% more in 4Q15 versus 3Q15. (1)Includes interest expense on interest rate swaps used to hedge cost of funds. 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 3Q15 Normalized net interest spread Coupon on average interest earning assets Net normalized amortization of premiums Average cost of interest bearing liabilities (1) 4Q15 Normalized net interest spread 1.29% 0.14% (0.03%) (0.03%) 1.37% 19

Unaudited, dollars in thousands Reconciliation to Core Earnings and Normalized Core Earnings Reconciliation of 4Q15 GAAP Net Income to Core Earnings and Normalized Core Earnings (1) Represents a component of Net gains (losses) on trading assets. $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 GAAP net income Net unrealized (gains) losses on financial instruments measured at fair value through earnings Net (gains)/ losses on disposal of investments Loss attributable to non-controlling interests Net (gains)/ losses on interest rate swaps Add back: TBA Dollar Roll Income (1) Core earnings Premium amortization adjustment Normalized core earnings $669,666 $62,703 $7,259 $373 ($42,584) ($463,126) $94,914 $329,205 ($18,072) $311,133 20

Unaudited Change in Annualized GAAP Return on Average Equity Change from 3Q15 to 4Q15 Note: Graph shows relative changes in contribution from 3Q15 to 4Q15. For example, coupon income increased annualized ROE by 1.66% more in 4Q15 versus 3Q15. (1)Other includes investment advisory income, dividend income from affiliates, other income (loss), general and administrative expenses, and income taxes. (2)Represents economic interest expense and interest expense on swaps used to hedge dollar roll transactions. (40.0%) (30.0%) (20.0%) (10.0%) 0.0% 10.0% 20.0% 30.0% 40.0% 3Q15 GAAP ROE Unrealized (gains)/losses on interest rate swaps Net amortization of premiums and accretion of discounts Coupon income Other (1) Economic interest expense and other swaps expense (2) Realized / unrealized (gains)/losses on inv. And trading assets 4Q15 GAAP ROE (20.18%) 41.77% 2.91% 1.66% (0.24%) (0.44%) (3.33%) 22.15% 21

Unaudited Change in Annualized Normalized Core Return on Average Equity Change from 3Q15 to 4Q15 Note: Graph shows relative changes in contribution from 3Q15 to 4Q15. For example, coupon income increased annualized core ROE by 1.67% more in 4Q15 versus 3Q15. (1) Other includes investment advisory income, dividend income from affiliates, other income (loss) excluding non-recurring gains or losses, general and administrative expenses, and income taxes. 0.00% 4.00% 8.00% 12.00% 16.00% 3Q15 Normalized Core ROE Coupon income TBA dollar roll income Other (1) Net normalized amortization of premiums and accretion of discounts Economic interest expense and other swaps expense 4Q15 Normalized Core ROE 9.67% 1.67% (0.01%) (0.23%) (0.36%) (0.44%) 10.30% 22

Unaudited, dollars in thousands Residential Investment Securities Portfolio Net Premium and Discount Balance and Constant Prepayment Rate $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 4Q14 1Q15 2Q15 3Q15 4Q15 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% 60.00% 8% 9% 12% 12% 10% 40.13% 36.65% 38.30% 39.32% 41.62% $5,349,150 $4,677,033 $4,822,332 $4,827,791 $4,951,252 Net premium and discount balance Net premium and discount balance as % of stockholders’ equity Weighted average three-month constant prepayment rate 23

Unaudited Interest Rate and Liability Management (1)Excludes forward starting swaps. Note: Net rates do not take into consideration other secured financing, Convertible Senior Notes, securitized debt of consolidated VIEs , participation sold or mortgages payable. (1) 0.00% 1.00% 2.00% 3.005 4.00% 5.00% 4Q14 1Q15 2Q15 3Q15 4Q15 0 40 80 120 160 200 0.61% 0.70% 0.76% 0.78% 0.90% 2.27% 2.02% 1.89% 1.84% 1.73% 141 149 149 147 151 Weighted average days to maturity on repurchase agreements Weighted average net rate on interest rate swaps (1) Weighted average rate on repurchase agreements 24

Hedging and Liabilities as of December 31, 2015

Unaudited, dollars in thousands

Interest Rate Swaps				
Maturity	Current Notional[1]	Weighted Avg. Pay Rate[2][3]	Weighted Avg. Receive Rate[2]	Weighted Avg. Years to Maturity[2]
0 to <3 years	$3,240,436	1.85%	0.36%	1.80
>=3 to <6 years	11,675,000	1.82%	0.55%	4.25
>= 6 to <10 years	11,635,250	2.44%	0.57%	7.92
Greater than 10 years	3,634,400	3.70%	0.43%	19.37
Total / Weighted Avg.	**$30,185,086**	**2.26%**	**0.53%**	**7.02**

Futures Positions			
Type	Notional Long Positions	Notional Short Positions	Weighted Avg. Years to Maturity[4]
2-year Swap Equivalent Eurodollar Contracts	-	(7,000,000)	2.00
U.S. Treasury Futures - 5 year	-	(1,847,200)	4.42
U.S. Treasury Futures - 10 year & Greater	-	(655,600)	6.92
Total	**-**	**($9,502,800)**	**2.81**

Repurchase Agreements		
Maturity	Principal Balance	Weighted Avg. Rate
Within 30 days	$20,467,487	0.69%
30 to 59 days	8,023,209	0.74%
60 to 89 days	4,125,426	0.74%
90 to 119 days	4,846,580	0.60%
Over 120 days[5]	18,768,158	1.33%
Total / Weighted Avg.	**$56,230,860**	**0.90%**

	Principal	Weighted Average	
	Balance	Rate	Days to Maturity[6]
Repurchase agreements	$56,230,860	0.90%	151
Other secured financing	1,845,048	0.59%	1,423
Securitized debt of consolidated VIEs	2,536,473	0.78%	2,537
Participation sold	13,137	5.58%	487
Mortgages payable	338,444	4.16%	3,155
Total indebtedness	$60,963,962		

(1) Notional amount includes $0.5 billion in forward starting pay fixed swaps, which settle in January 2016.
(2) Excludes forward starting swaps.
(3) Weighted average fixed rate on forward starting pay fixed swaps was 1.44%.
(4) Weighted average years to maturity for futures positions are based off of the Treasury contracts cheapest to deliver.
(5) Approximately 14% of the total repurchase agreements have a remaining maturity over one year.
(6) Determined based on estimated weighted-average lives of the underlying debt instruments.

25

Residential Investment Securities and TBA Derivative Overview as of December 31, 2015

Unaudited, dollars in thousands

Agency Fixed-Rate Securities (Pools)

Weighted Avg. Years to Maturity	Current Face Value	%	Weighted Avg. Coupon	Weighted Avg. Amortized Cost	Weighted Avg. Fair Value	Weighted Avg. 3-Month CPR	Estimated Fair Value
<=15 years	$8,564,125	14.9%	3.15%	104.0%	103.8%	7.8%	$8,887,682
20 years	5,878,750	10.2%	3.55%	104.8%	104.7%	10.4%	6,157,865
>=30 years	42,896,830	74.6%	3.85%	106.2%	105.2%	9.5%	45,137,335
Callables	158,802	0.3%	3.16%	99.6%	95.7%	0.0%	152,038
Total/Weighted Avg.	$57,498,507	100.0%	3.72%	105.7%	104.9%	9.4%	$60,334,920

TBA Purchase Contracts

Type	Notional Value	%	Weighted Avg. Coupon	Implied Cost Basis	Implied Market Value
15-year	$5,331,000	38.7%	2.93%	$5,488,277	$5,477,140
30-year	8,430,000	61.3%	3.52%	8,689,061	8,692,635
Total/Weighted Avg.	$13,761,000	100.0%	3.29%	$14,177,338	$14,169,775

Agency Adjustable-Rate Securities

Weighted Avg. Months to Reset	Current Face Value	%	Weighted Avg. Coupon	Weighted Avg. Amortized Cost	Weighted Avg. Fair Value	Weighted Avg. 3-Month CPR	Estimated Fair Value
0 - 24 months	$1,228,476	42.5%	2.75%	100.6%	105.8%	16.1%	$1,300,121
25 - 40 months	6,226	0.2%	4.99%	100.4%	107.1%	7.4%	6,665
41 - 60 months	109,274	3.8%	3.99%	102.9%	105.6%	20.4%	115,422
61 - 90 months	498,607	17.2%	2.97%	103.1%	102.8%	15.4%	512,695
>90 months	1,051,609	36.3%	3.04%	102.9%	102.2%	8.6%	1,075,175
Step-Ups	-	0.0%	0.00%	0.0%	0.0%	0.0%	-
Total/Weighted Avg.	$2,894,192	100.0%	2.94%	101.9%	104.0%	13.4%	$3,010,078

26

Residential Investment Securities and TBA Derivative Overview as of December 31, 2015 (cont'd)

Unaudited, dollars in thousands

Agency Fixed-Rate and Floating-Rate Collateralized Mortgage-Backed Obligations

Type	Current Face Value	%	Weighted Avg. Coupon	Weighted Avg. Amortized Cost	Weighted Avg. Fair Value	Weighted Avg. 3-Month CPR	Estimated Fair Value
Fixed-Rate	$964,095	100.0%	3.29%	102.8%	102.4%	12.8%	$987,079
Floating-Rate	-	0.0%	0.00%	0.0%	0.0%	0.0%	-
Total/Weighted Avg.	$964,095	100.0%	3.29%	102.8%	102.4%	12.8%	$987,079

Agency Interest-Only Collateralized Mortgage-Backed Obligations

Type	Current Notional Value	%	Weighted Avg. Coupon	Weighted Avg. Amortized Cost	Weighted Avg. Fair Value	Weighted Avg. 3-Month CPR	Estimated Fair Value
Interest-Only	$5,779,924	60.8%	3.30%	13.6%	12.7%	10.8%	$733,814
Inverse Interest-Only	3,719,408	39.2%	5.78%	22.8%	21.6%	10.1%	804,371
Total/Weighted Avg.	$9,499,332	100.0%	4.27%	17.2%	16.2%	10.5%	$1,538,185

Residential Credit Portfolio

Sector	Current Face / Notional Value	%(1)	Weighted Avg. Coupon	Weighted Avg. Amortized Cost	Weighted Avg. Fair Value	Estimated Fair Value
Credit Risk Transfer Securities	$476,084	33.4%	4.34%	97.8%	95.9%	$456,510
Legacy	378,527	25.1%	3.56%	90.4%	90.3%	341,708
NPL/RPL	354,945	25.9%	3.91%	99.6%	99.3%	352,541
Prime Jumbo (>=2010 Vintage)	197,695	14.5%	3.50%	100.3%	99.8%	197,201
Prime Jumbo (>=2010 Vintage) IO	811,245	1.1%	0.44%	1.9%	1.9%	15,272
Total/Weighted Avg	$2,218,496	100.0%	2.64%	62.0%	61.4%	$1,363,232

(1) Weighted by fair value.

27

Residential Credit Investments Detail

Unaudited, dollars in thousands

By Sector Product					
Product	Market Value	Coupon	Credit Enhancement	60+ Delinquencies	3M VPR
Alt-A	$124,280	4.15	9.38	12.18	7.40
Prime	107,378	4.70	1.42	4.04	4.37
Subprime	110,050	1.91	27.73	21.55	2.71
Prime Jumbo (>=2010 Vintage)	197,201	3.50	15.18	-	3.94
Prime Jumbo (>=2010 Vintage) Interest Only	15,272	0.44	-	-	10.08
Re-Performing Loan Securitizations	39,447	3.58	52.08	14.45	2.81
Credit Risk Transfer	456,510	4.34	0.97	0.08	10.22
Non-Performing Loan Securitizations	313,094	3.95	51.96	70.23	(1.74)
Total	**$1,363,232**	**2.64**	**12.07**	**12.40**	**6.88**

Market Value By Sector and Payment Structure			
Product	Senior	Subordinate	Total
Alt-A	$90,429	$33,851	$124,280
Prime	40,440	66,938	107,378
Subprime	78,582	31,468	110,050
Prime Jumbo (>=2010 Vintage)	197,201	-	197,201
Prime Jumbo (>=2010 Vintage) Interest Only	15,272	-	15,272
Re-Performing Loan Securitizations	39,447	-	39,447
Credit Risk Transfer	-	456,510	456,510
Non-Performing Loan Securitizations	313,094	-	313,094
Total	**$774,465**	**$588,767**	**$1,363,232**

Market Value By Sector and Bond Coupon					
Product	ARM	Fixed	Floater	Interest Only	Total
Alt-A	$19,753	$74,429	$30,098	$0	$124,280
Prime	38,587	68,791	-	-	107,378
Subprime	-	14,407	95,643	-	110,050
Prime Jumbo (>=2010 Vintage)	-	197,201	-	-	197,201
Prime Jumbo (>=2010 Vintage) Interest Only	-	-	-	15,272	15,272
Re-Performing Loan Securitizations	-	39,447	-	-	39,447
Credit Risk Transfer	-	-	456,510	-	456,510
Non-Performing Loan Securitizations	-	313,094	-	-	313,094
Total	**$58,340**	**$707,369**	**$582,251**	**$15,272**	**$1,363,232**

28

Quarter-Over-Quarter Interest Rate and MBS Spread Sensitivity

Unaudited

Assumptions:

- The interest rate sensitivity and spread sensitivity are based on the portfolios as of December 31, 2015 and September 30, 2015
- The interest rate sensitivities reflect instantaneous parallel shifts in rates
- The spread sensitivity shifts MBS spreads instantaneously and reflects exposure to MBS basis risk
- All tables assume no active management of the portfolio in response to rate or spread changes

Interest Rate Sensitivity

	As of December 31, 2015		As of September 30, 2015	
Interest Rate Change (bps)	Estimated Percentage Change in Portfolio Value(1)	Estimated Change as a % of NAV(1)(2)	Estimated Percentage Change in Portfolio Value(1)	Estimated Change as a % of NAV(1)(2)
(75)	0.4%	2.7%	0.1%	0.5%
(50)	0.5%	2.8%	0.3%	1.5%
(25)	0.3%	1.9%	0.2%	1.3%
25	(0.4%)	(2.7%)	(0.4%)	(2.1%)
50	(1.0%)	(6.1%)	(0.9%)	(5.0%)
75	(1.7%)	(10.2%)	(1.5%)	(8.7%)

MBS Spread Sensitivity

	As of December 31, 2015		As of September 30, 2015	
MBS Spread Shock (bps)	Estimated Change in Portfolio Market Value	Estimated Change as a % of NAV(1)(2)	Estimated Change in Portfolio Market Value	Estimated Change as a % of NAV(1)(2)
(25)	1.5%	8.7%	1.5%	8.5%
(15)	0.9%	5.2%	0.9%	5.1%
(5)	0.3%	1.7%	0.3%	1.7%
5	(0.3%)	(1.7%)	(0.3%)	(1.6%)
15	(0.9%)	(5.1%)	(0.9%)	(4.9%)
25	(1.4%)	(8.5%)	(1.4%)	(8.2%)

(1) Scenarios include Residential Investment Securities and derivative instruments.
(2) NAV represents book value of common equity.

29

Commercial Real Estate Overview as of December 31, 2015

	GAAP					Non-GAAP	
Debt Investments	Number of Loans	Book Values [1]	% of Respective Portfolio	Weighted Avg LTV [2][3]	Weighted Avg Maturity (years) [4]	Economic Interest	Levered Return
Financeable First Mortgages	11	$ 368,790	22.7%	75.0%	2.03	155,650	7.0%
Senior Participation Sold	1	17,048	1.0%	91.0%	1.33	3,731	5.6%
Securitized Whole Loans at Amortized Cost	7	262,703	16.1%	76.0%	0.76	- [5]	-
Mezzanine Loan Investments	26	578,503	35.5%	79.0%	2.15	582,591	9.7%
Preferred Equity Investments	3	121,773	7.5%	92.0%	2.72	122,444	10.1%
Subtotal	48	$ 1,348,817	82.8%	79.0%	1.89	864,416	9.2%
Senior Whole Loans Held for Sale	1	278,600	17.2%	51.0%	2.01	280,000	2.6%
Total Debt Investments	49	$ 1,627,417	100.0%	74.0%	1.91	1,144,416	7.6%

Securitized Whole Loans at Fair Value and CMBS	Number of Loans	Fair Value	% of Respective Portfolio	Weighted Avg LTV	Weighted Avg Maturity (years)	Economic Interest	Levered Return
Securitized Whole Loans at Fair Value	49	$ 2,554,023	87.7%	78.4%	7.28	- [5]	-
AAA CMBS	12	357,805	12.3%	28.4%	1.93	62,284	7.5%
B Piece CMBS	-	-	-	-	-	328,781	8.0%
Total Securitized Whole Loans at Fair Value and CMBS	61	$ 2,911,828	100.0%	72.3%	6.62	391,065	7.9%

Equity Investments	Number of Properties	Book Value	% of Respective Portfolio	Economic Interest	Levered Return
Real Estate Held for Investment	30	470,211	87.7%	171,453	11.2%
Investment in Unconsolidated Joint Ventures	7	65,735	12.3%	68,640	9.0%
Total Equity Investments	37	535,946	100.0%	240,093	10.6%
Total		5,075,191		1,775,574	8.1%

(1) Book values include unamortized net origination fees.
(2) Total weighted based on book value.
(3) Based on most recent third party appraisal, which may be prior to loan origination/purchase date, and on an "as is" basis at the time of underwriting.
(4) Maturity dates assume all of the borrowers' extension options are exercised.
(5) Economic interest in securitized whole loans is reflected in B Piece CMBS.

30

Unaudited, dollars in thousands Last Five Quarters Summary Data (1)Includes consolidated VIEs and loans held for sale. For the quarters ended December 31, September 30, June 30, March 31, December 31, 2015 2015 2015 2015 2014 Portfolio-Related Data: Residential Investment Securities $67,233,494 $67,040,519 $68,249,262 $70,491,746 $82,933,606 Commercial real estate investments(1) $5,075,191 $4,976,251 $4,362,579 $3,221,518 $1,728,197 Corporate debt $488,508 $424,974 $311,640 $227,830 $166,464 Total Residential Investment Securities and commercial investment portfolio $72,797,193 $72,441,744 $72,923,481 $73,941,094 $84,828,267 Total assets $75,190,893 $75,338,687 $75,545,680 $78,675,677 $88,355,367 Average TBA position $14,366,749 $14,210,373 $14,624,862 $8,319,920 - Agency mortgage-backed securities and debentures: % Fixed-rate 93% 93% 94% 94% 95% % Adjustable- rate 7% 7% 6% 6% 5% Weighted average experienced CPR, for the period 9.7% 11.5% 12.1% 9.0% 8.4% Weighted average projected long-term CPR, as of period end 8.8% 9.2% 7.7% 9.2% 8.7% Net premium and discount balance in Residential Investment Securities $4,951,252 $4,827,791 $4,822,332 $4,677,033 $5,349,150 Net premium and discount balance as % of stockholders’ equity 41.62% 39.32% 38.30% 35.65% 40.13%  31

Last Five Quarters Summary Data (cont'd)

Unaudited, dollars in thousands except per share amounts

	For the quarters ended				
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Liabilities, Capital and Hedging Data:					
Repurchase agreements	$56,230,860	$56,449,364	$57,459,552	$60,477,378	$71,361,926
Other secured financing	$1,845,048	$359,970	$203,200	$90,000	-
Convertible Senior Notes	-	-	-	$749,512	$845,295
Securitized debt of consolidated VIEs	$2,540,711	$2,553,398	$2,610,974	$1,491,829	$260,700
Participation sold	$13,286	$13,389	$13,490	$13,589	$13,693
Mortgages payable	$334,707	$166,697	$146,359	$146,470	$146,553
Total debt	$60,964,612	$59,542,818	$60,433,575	$62,968,778	$72,628,167
Total liabilities	$63,284,971	$63,054,354	$62,950,875	$65,551,087	$75,021,586
Cumulative redeemable preferred stock	$913,059	$913,059	$913,059	$913,059	$913,059
Common equity	$10,982,915	$11,365,769	$11,676,940	$12,206,446	$12,415,432
Total Annaly stockholders' equity	$11,895,974	$12,278,828	$12,589,999	$13,119,505	$13,328,491
Non-controlling interests	$9,948	$5,505	$4,806	$5,085	$5,290
Total equity	$11,905,922	$12,284,333	$12,594,805	$13,124,590	$13,333,781
Weighted average days to maturity of repurchase agreements	151	147	149	149	141
Weighted average rate on repurchase agreements, at period end	0.90%	0.78%	0.76%	0.70%	0.61%
Weighted average rate on repurchase agreements, average during period	0.78%	0.73%	0.67%	0.60%	0.60%
Total debt to total stockholders' equity	5.1x	4.8x	4.8x	4.8x	5.4x
Economic leverage ratio	6.0x	5.8x	5.6x	5.7x	5.4x
Capital ratio	13.3%	13.7%	14.2%	14.1%	15.1%
Common stock book value per share	$11.73	$11.99	$12.32	$12.88	$13.10
Total common stock shares outstanding	935,930	947,826	947,768	947,698	947,643
Interest rate swaps:					
Hedge ratio(1)	57%	58%	54%	48%	48%
Weighted average pay rate on interest rate swaps(2)(3)	2.26%	2.26%	2.29%	2.37%	2.49%
Weighted average receive rate on interest rate swaps(2)	0.53%	0.42%	0.40%	0.35%	0.22%
Weighted average net rate on interest rate swaps	1.73%	1.84%	1.89%	2.02%	2.27%

(1) Measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements and TBA notional outstanding.
(2) Excludes forward starting swaps.
(3) Weighted average fixed rate on forward starting pay fixed swaps was 1.44%, 2.04%, 1.77%, 1.88% and 3.25% as of December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively.

32

Last Five Quarters Summary Data (cont'd)

Unaudited, dollars in thousands except per share amounts

	For the quarters ended				
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Performance-Related Data:					
Total interest income	$576,580	$450,726	$624,277	$519,114	$648,088
Total economic interest expense	$254,074	$248,041	$252,845	$286,752	$309,420
Economic net interest income	$322,506	$202,685	$371,432	$232,362	$338,668
GAAP Net income (loss)	$669,666	($627,491)	$900,071	($476,499)	($658,272)
GAAP Net income (loss) available (related) to common shareholders	$652,047	($645,286)	$882,228	($494,401)	($676,068)
GAAP Earnings per common share	$0.69	($0.68)	$0.93	($0.52)	($0.71)
Core earnings	$329,205	$217,601	$411,055	$254,082	$298,946
Core earnings available to common shareholders	$311,213	$199,609	$393,063	$236,090	$280,954
Core earnings per average common share	$0.33	$0.21	$0.41	$0.25	$0.30
Normalized core earnings	$311,133	$300,737	$331,473	$341,965	$330,641
Normalized core earnings available to common shareholders	$293,141	$282,745	$313,481	$323,973	$312,649
Normalized core earnings per average common share	$0.31	$0.30	$0.33	$0.34	$0.33
Dividends declared per common share	$0.30	$0.30	$0.30	$0.30	$0.30
Total common and preferred dividends declared	$298,771	$302,340	$302,323	$302,302	$302,285
Annualized GAAP return on average equity	22.15%	(20.18%)	28.00%	(14.41%)	(19.91%)
Annualized core return on average equity	10.89%	7.00%	12.79%	7.69%	9.05%
Annualized core return on average equity per unit of economic leverage	1.82%	1.21%	2.28%	1.35%	1.66%
Annualized normalized core return on average equity	10.30%	9.67%	10.31%	10.34%	10.00%
Annualized normalized core return on average equity per unit of economic leverage	1.72%	1.67%	1.84%	1.82%	1.84%
Net interest margin	1.80%	1.27%	2.06%	1.29%	1.59%
Normalized net interest margin	1.71%	1.65%	1.70%	1.68%	1.74%
Net interest spread during the quarter:					
Average yield on interest earning assets	3.15%	2.48%	3.32%	2.54%	3.04%
Average cost of interest bearing liabilities	1.68%	1.65%	1.59%	1.64%	1.69%
Net interest spread	1.47%	0.83%	1.73%	0.90%	1.35%
Normalized net interest spread during the quarter:					
Normalized average yield on interest earning assets	3.05%	2.94%	2.90%	2.96%	3.19%
Average cost of interest bearing liabilities	1.68%	1.65%	1.59%	1.64%	1.69%
Normalized net interest spread	1.37%	1.29%	1.31%	1.32%	1.50%

33

Appendix 34

Endnotes for Page 2 1."Core earnings" represents a non-GAAP measure and is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, and certain other non-recurring gains or losses and inclusive of dollar roll income (a component of net gains and losses on trading assets). 2.Excludes the estimated premium amortization adjustment due to changes in long-term CPR estimates. 3.For purposes of calculating the Company’s leverage ratio, debt consists of repurchase agreements, other secured financing, Convertible Senior Notes, securitized debt, participation sold and mortgages payable. Securitized debt, participation sold and mortgages payable are non-recourse to the Company. 4.Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing and Convertible Senior Notes. 5.The ratio of stockholders’ equity to total assets (inclusive of total market value of TBA derivatives). 6.Interest earning assets reflects the average amortized cost of our investments during the period. 7.Represents the sum of the Company’s annualized economic net interest income (inclusive of interest expense on interest rate swaps used to hedge cost of funds) plus TBA dollar roll income (less interest expense on swaps used to hedge dollar roll transactions) divided by the sum of its average interest-earning assets plus average outstanding TBA derivative balances. 8.Residential Investment Securities consist of Agency mortgage-backed securities, Agency debentures, credit risk transfer securities and non-Agency mortgage-backed securities. 9.Represents credit risk transfer securities, non-Agency mortgage-backed securities, commercial real estate debt investments and preferred equity investments, loans held for sale, investments in commercial real estate and corporate debt , net of financing. Excluding loans held for sale, the total credit portfolio represents 21% of stockholders’ equity. 35

Non-GAAP Reconciliations

Unaudited, dollars in thousands except per share amounts

	For the quarters ended				
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
GAAP to Core Reconciliation					
GAAP net income (loss)	$669,666	($627,491)	$900,071	($476,499)	($658,272)
Less:					
Realized (gains) losses on termination of interest rate swaps	-	-	-	226,462	-
Unrealized (gains) losses on interest rate swaps	(463,126)	822,585	(700,792)	466,202	873,468
Net (gains) losses on disposal of investments	7,259	7,943	(3,833)	(62,356)	(3,420)
Net (gains) losses on trading assets	(42,584)	(108,175)	114,230	6,906	57,454
Net unrealized (gains) losses on financial instruments measured at fair value through earnings	62,703	24,501	(17,581)	33,546	29,520
Impairment of goodwill	-	-	22,966	-	-
(Income) loss attributable to non-controlling interests	373	197	149	90	196
Plus:					
TBA dollar roll income	94,914	98,041	95,845	59,731	-
Core earnings	$329,205	$217,601	$411,055	$254,082	$298,946
Premium amortization adjustment	(18,072)	83,136	(79,582)	87,883	31,695
Normalized core earnings	$311,133	$300,737	$331,473	$341,965	$330,641
GAAP net income (loss) per average common share	$0.69	($0.68)	$0.93	($0.52)	($0.71)
Core earnings per average common share	$0.33	$0.21	$0.41	$0.25	$0.30
Normalized core earnings per average common share	$0.31	$0.30	$0.33	$0.34	$0.33
Premium Amortization Reconciliation					
Premium amortization expense	$159,720	$255,123	$94,037	$284,777	$198,041
Less:					
Premium amortization adjustment	(18,072)	83,136	(79,582)	87,883	31,695
Premium amortization expense exclusive of premium amortization adjustment	$177,792	$171,987	$173,619	$196,894	$166,346

36

Non-GAAP Reconciliations (continued)

Unaudited, dollars in thousands except per share amounts

	For the quarters ended				
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Normalized Interest Income Reconciliation					
Total interest income	$576,580	$450,726	$624,277	$519,114	$648,088
Premium amortization adjustment	(18,072)	83,136	(79,582)	87,883	31,695
Normalized interest income	$558,508	$533,862	$544,695	$606,997	$679,783
Economic Interest Expense Reconciliation					
GAAP interest expense	$118,807	$110,297	$113,072	$129,420	$134,512
Add:					
Interest expense on interest rate swaps used to hedge cost of funds	135,267	137,744	139,773	157,332	174,908
Economic interest expense	$254,074	$248,041	$252,845	$286,752	$309,420
Normalized Economic Net Interest Income Reconciliation					
Normalized interest income	$558,508	$533,862	$544,695	$606,997	$679,783
Less:					
Economic interest expense	254,074	248,041	252,845	286,752	309,420
Normalized economic net interest income	$304,434	$285,821	$291,850	$320,245	$370,363
Normalized Economic Net Interest Income					
Normalized interest income	$558,508	$533,862	$544,695	$606,997	$679,783
Average interest earning assets	$73,178,965	$72,633,314	$75,257,299	$81,896,255	$85,344,889
Normalized average yield on interest earning assets	3.05%	2.94%	2.90%	2.96%	3.19%
Economic interest expense	$254,074	$248,041	$252,845	$286,752	$309,420
Average interest bearing liabilities	$60,516,996	$59,984,298	$63,504,983	$70,137,382	$73,233,538
Average cost of interest bearing liabilities	1.68%	1.65%	1.59%	1.64%	1.69%
Normalized net interest spread	1.37%	1.29%	1.31%	1.32%	1.50%
Normalized net interest margin	1.71%	1.65%	1.70%	1.68%	1.74%

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